Shimmick Announces Chief Financial Officer Transition

Todd Yoder Appointed Executive Vice President and Chief Financial Officer

Interim Chief Financial Officer Amanda Mobley Appointed Chief Accounting Officer

IRVINE, Calif., April 8, 2025 (GLOBE NEWSWIRE) -- Shimmick Corporation (“Shimmick” or the “Company”) (Nasdaq: SHIM), a leading infrastructure solutions provider specializing in complex water, climate resilience, energy transition, and sustainable transportation projects, today announced the appointment of Todd Yoder as Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), effective April 14, 2025. Amanda Mobley, interim CFO, has been appointed Chief Accounting Officer.

“We are excited to welcome Todd to Shimmick as EVP & CFO,” said Ural Yal, Chief Executive Officer of Shimmick. “Todd brings extensive financial leadership experience within the construction industry. This, combined with his proven track record in senior-level finance roles at publicly traded companies makes him an ideal addition to our executive team. His expertise across capital management, operational efficiency, risk management, and financial strategy will be instrumental as we continue to drive growth and strengthen our position in the market.”

Prior to joining Shimmick, Mr. Yoder served as Executive Vice President and Chief Financial Officer at Shikun & Binui America, Inc. and Shikun & Binui Concessions USA. Previously, he served as Global Managing Director of Strategic Finance at NYSE-listed, Fluor Corporation for 12 years, and, before that, he held senior level positions in strategic finance roles at publicly traded companies such as Elevance Health, Zimmer Biomet Holdings and Capital Bancorp.

In addition to the CFO transition, Ms. Mobley, who has acted as interim CFO since June 2024, has been appointed Chief Accounting Officer.

“We want to thank Amanda for her contributions as interim CFO of Shimmick during our transformative period over the last year,” said Mr. Yal. “Her leadership has been integral in setting the foundation for the next phase of growth at Shimmick. We look forward to her continued support of the finance department in the newly appointed role of Chief Accounting Officer.”

About Shimmick

Shimmick (NASDAQ: SHIM) is an industry leader in delivering turnkey infrastructure solutions that strengthen critical markets across water, energy, climate resiliency, and sustainable transportation. We integrate technical excellence with collaborative project delivery methods to provide innovative, technology-driven infrastructure solutions that accelerate economic growth and empower communities nationwide. With a track record that spans over a century, Shimmick, headquartered in California, unites deep engineering heritage with entrepreneurial spirit to tackle today's most complex infrastructure challenges. For more information, visit shimmick.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about our CFO transition and continued transformation of Shimmick. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

We wish to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect our actual financial results and could cause our actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on our behalf, including, but not limited to, the following: our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract; the impact of our fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships; marketplace competition; our limited operating history as an independent company following our separation from our prior owner; our inability to obtain bonding; our relationship and transactions with our prior owner; our prior owner defaulting on its contractual obligations to us or under agreements in which we are beneficiary; our limited number of customers; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in our contract backlog; accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs; material impairments; any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur; the adequacy of sources of liquidity; cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems; seasonality of our business; pandemics and public health emergencies; commodity products price fluctuations and inflation (and actions taken by monetary authorities in response to inflation) and/or elevated interest rates; liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws; climate change; deterioration of the U.S. economy; changes in state and federal laws, regulations or policies under the new Presidential administration, including changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, and geopolitical risks, including those related to the war between Russia and Ukraine and the conflict in the Gaza strip and Red Sea Region; and other risks detailed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended January 3, 2025 and those described from time to time in our future reports with the SEC.

Contact:
Investor Relations
+1-949-704-2350
IR@shimmick.com